UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 10, 2005

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295

(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050

(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement

          On November 10, 2005, Align Technology, Inc. (the “Company”), entered into a separation and general release agreement (the “Agreement”) with Rok Sribar, its former Vice President, Research & Development.  In connection with the termination of Mr. Sribar’s employment announced by the Company on October 31, 2005 and in order to resolve all disputes that exist or may exist between the Company and Mr. Sribar, the Agreement provides that the Company will pay Mr. Sribar $173,000.  In addition, the Company agreed to waive Mr. Sribar’s obligation to repay a portion of his sign-on bonus.

          A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

ITEM  9.01.  Financial Statements and Exhibits

          (c)        Exhibits.

Exhibit No.	Description

10.1	Separation and General Release Agreement with Rok Sribar

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2005	ALIGN TECHNOLOGY, INC.

	By:	/s/ Eldon M. Bullington

Eldon M. Bullington
Vice President of Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Separation and General Release Agreement with Rok Sribar